EXHIBIT 4.1

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof.  This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depository Trust Company or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture.  Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CARLISLE COMPANIES INCORPORATED

$

3.500% Notes Due 2024

No.	CUSIP 142339AG5

ISIN US142339AG53

Principal Sum: $

Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Security is issued.

Carlisle Companies Incorporated, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Sum specified above, as may be reduced from time to time pursuant to Schedule A hereto, on December 1, 2024, unless earlier redeemed or repaid as herein provided, and to pay interest, if any, thereon from November 16, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 2018 until the principal hereof is paid or made available for payment at the rate per annum of 3.500%.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, the City of New York designated by the holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH HEREIN.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated: November 16, 2017

CARLISLE COMPANIES INCORPORATED

[CORPORATE SEAL]

By:
		Name:	Robert M. Roche
		Title:	Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of Securities of the Company designated as its “3.500% Notes Due 2024” (herein called the “Securities”), initially limited in aggregate principal amount to $400,000,000 issued and to be issued under an Indenture, dated as of January 15, 1997, between the Company and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company, as successor in interest to Fleet National Bank), as Trustee, as it may be amended and supplemented from time to time (the “Indenture”), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are and are to be, authenticated and delivered.

The Securities shall be redeemable, in whole or in part, at the Company’s option at any time (a “Redemption Date”).  At any time prior to October 1, 2024 (the “Par Call Date”), the redemption price will be equal to the greater of (i) 100% of the principal amount of any Securities being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points.  At any time on or after the Par Call Date, the Securities will be redeemable in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the Securities to be redeemed to the Redemption Date.  In each case, accrued and unpaid interest, if any, will be paid to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date in accordance with the Securities and the Indenture.  The Company will mail notice by first-class mail of any redemption at least 30 days, but not more than 60 days, before the Redemption Date to each registered holder of the Securities to be redeemed. Once the notice is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date.  On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the applicable redemption price and accrued interest).  On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the applicable redemption price of and accrued interest on the Securities to be redeemed on the Redemption Date.  If less than all of the Securities are to be redeemed, and the Securities are Global Securities, the Securities to be redeemed will be selected by the Depositary Trust Company (“DTC”), as the Depositary by lot.  If the Securities to be redeemed are not Global Securities then held by the DTC, the Securities to be redeemed will be selected by the Series Trustee by a method the Series Trustee deems to be fair and appropriate.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (assuming, for this purpose, that the Securities matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers or another independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities,LLC (ii) a primary U.S. Government securities dealer (a “Primary Treasury Dealer”) selected by SunTrust Robinson Humphrey, Inc. and (iii) one other Primary Treasury

Dealer selected by the Company, and their respective successors, but if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing and the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Upon the occurrence of a Change of Control Triggering Event (as defined below), the Company shall notify the Trustee, and make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Securities of such series at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall, or shall cause the Trustee to, mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating: (1) that the Change of Control Offer is being made pursuant to the terms of this Security and that all Securities of such series properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Security of such series not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Securities of such series, with the form entitled “Option of Holder to Elect Purchase” attached as Exhibit 1 to this Security completed, purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Trustee or paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Trustee or paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities of such series delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and (7) that Holders whose Securities of such series are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities of such series in connection with a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph or the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph or the Indenture by virtue of such conflict.  On the Change of Control Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Securities of such series or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Trustee or paying agent an amount equal to the Change of Control Payment in respect of all Securities of such series or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Securities of such series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company. The paying agent shall promptly mail to each Holder of Securities of such series properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any; provided, that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.  The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities of this series properly tendered and not withdrawn under such Change of Control Offer.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Company’s subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of the Company’s subsidiaries; (2) the adoption of a plan relating to a liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (as defined below) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means a director who either was a member of the Board of Directors on November 13, 2017 or who becomes a director subsequent to that date and whose nomination for election by the Company’s stockholders, appointment or other election, is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Event” means the Securities of such series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

If an Event of Default shall occur with respect to the Securities and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu thereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by a Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

In the event that (i) the Depositary or another depositary in respect of the Securities of this series, as the case may be, notifies the Company that it is unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 60 days of such notice, (ii) the Depositary with respect to such Global Securities so requests following an Event of Default under the Indenture or (iii) the owner of a beneficial interest in the Global Securities requests such exchange in writing delivered through the Depositary or the Company following an Event of Default under the Indenture, then the Holder hereof shall surrender this Global Security to the Trustee for cancellation and whereupon, in accordance with Section 3.05 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and in an aggregate principal amount equal to the principal amount of this Global Security at the time outstanding in exchange for this Global Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not any amount due in respect of this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

The Securities shall be governed by and construed in accordance with the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL SUM REDUCTIONS

Principal Sum outstanding as of November 16, 2017: $

Thereafter, the following decreases have been made:

Date of Redemption or Repurchase	Principal Amount Redeemed or Repurchased	Principal Amount Remaining	Notation Made by or on Behalf of the Trustee

EXHIBIT 1

OPTION OF HOLDER TO ELECT PURCHASE

The undersigned hereby elects optional redemption of Carlisle Companies Incorporated, 3.500% Notes due 2024, No.   , CUSIP No. 142339AG5 (the portion thereof specified below) with the effect provided in said Security by delivering this form of “Option of Holder to Elect Purchase” duly completed by the Holder of said Security to the Trustee at U.S. Bank National Association, U.S. Bank National Association, Global Corporate Trust Services, 101 North First Avenue, Suite 1600, Phoenix, AZ 85003 | LM-AZ-X16P or such other address of which Carlisle Companies Incorporated shall from time to time notify the Holders of the Securities.

Specify the portion of said Security (which shall be U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof, which may be all or part of the Holder’s interest in said Security) as to which the Holder elects optional redemption:

U.S.$ .

Dated:

Signature:

NOTE:  The signature to this notice must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated

NOTE:  The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.